EXHIBIT 1.1

$[•]

AMERICAN AXLE & MANUFACTURING, INC.

[Title of Debt Securities]

Form of
Underwriting Agreement

[•]

[•]

As Representative of the

several Underwriters listed

in Schedule 1 hereto

c/o [•]

Ladies and Gentlemen:

American Axle & Manufacturing, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”), $[•] principal amount of its [•]% Senior Notes due 20[•] (the “Securities”).  The Securities will be issued pursuant to an Indenture dated as of November 3, 2011, as amended and supplemented by the First Supplemental Indenture dated as of March 23, 2017 (collectively, the “Indenture”) among the Company, as issuer, the Guarantors (as defined below) and U.S. Bank National Association, as trustee (the “Trustee”), and will be guaranteed (the “Guarantees”) by American Axle & Manufacturing Holdings, Inc. (“Holdings”) and each of the subsidiaries listed on Schedule 2 hereto (together with Holdings, the “Guarantors”).  The term “Indenture”, as used herein, includes the Officers’ Certificate (as defined in the Indenture) establishing the form and terms of the Securities pursuant to Section 301 of the Indenture.

Each of the Company and each Guarantor hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1.                                      Registration Statement.  The Company and the Guarantors have prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), an automatic shelf registration statement, as defined in Rule 405 of the Securities Act, on Form S-3 (File No. [•]) including a base prospectus (the “Base Prospectus”), relating to various securities to be issued from time to time by the Company, including the Securities.  Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means the Base Prospectus and any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities.  Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein.  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the Company and the Guarantors have prepared the following information (collectively with the information referred to in the next succeeding sentence, the “Time of Sale Information”): a Preliminary Prospectus dated [•], and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto as constituting part of the Time of Sale Information.

2.                                      Purchase of the Securities by the Underwriters.  (a)  The Company and the Guarantors agree to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company and the Guarantors the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to [•]% of the principal amount thereof plus accrued interest, if any, from [•] to the Closing Date (as defined below).  The Company and the Guarantors will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b)                                 The Company and the Guarantors understand that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representative is advisable, and initially to offer the Securities on the terms set forth in the Prospectus.  The Company and the Guarantors acknowledge and agree that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(c)                                  Payment for and delivery of the Securities will be made at the offices of Cravath, Swaine & Moore LLP at [10:00] A.M., New York City time, on [•], or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing.  The time and date of such payment and delivery is referred to herein as the “Closing Date”.

(d)                                 Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representative against delivery to the nominee of The Depository Trust Company, for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company.  The Global Note will be made available for inspection by the Representative not later than [1:00 P.M.], New York City time, on the business day prior to the Closing Date.

(e)                                  The Company and the Guarantors acknowledge and agree that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Guarantors with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Guarantors or any other person.  Additionally, neither the Representative nor any other Underwriter are advising the Company or the Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company and the Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or the Guarantors with respect thereto.  Any review by the Underwriters of the Company or the Guarantors, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or the Guarantors.

3.                                      Representations and Warranties of the Company and the Guarantors.  The Company and the Guarantors jointly and severally represent and warrant to each Underwriter as of the date hereof and as of the Closing Date, and agree with each Underwriter that:

(a)                                 Preliminary Prospectus.  No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company and the Guarantors in writing by such Underwriter through the Representative expressly for use in any Preliminary Prospectus.

(b)                                 Time of Sale Information.  The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company and the Guarantors in writing by such Underwriter through the Representative expressly for use in such Time of Sale Information.  No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(c)                                  Issuer Free Writing Prospectus.  The Company and the Guarantors (including their agents and representatives, other than the Underwriters in their capacity as such) have not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or the Guarantors or their agents and representatives (other than a communication referred to in clauses (i) (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex A hereto as constituting the Time of Sale Information and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representative.  Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company and the Guarantors in writing by such Underwriter through the Representative expressly for use in any Issuer Free Writing Prospectus.

(d)                                 Registration Statement and Prospectus.  The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the

Securities Act has been received by the Company or any Guarantor.  No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or any Guarantor or related to the offering has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company or the Guarantor in writing by such Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

(e)                                  Incorporated Documents.  The documents incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act.

(f)                                   Financial Statements.  The financial statements included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus, together with the related schedules and notes, comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the financial position of Holdings and its consolidated subsidiaries at the dates indicated and the respective results of operation, statement of income, shareholders’ equity and cash flows of Holdings and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved.  The supporting schedules included or incorporated by reference in the Registration Statement present fairly in all material respects in accordance with GAAP the information required to be stated therein.  The capitalization table, selected financial data and the summary financial information included in or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus represent fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in each of the Registration Statement, the Time of Sale Information and the Prospectus.  In all material respects, the interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus fairly presents the information called for and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(g)                                  No Material Adverse Change.  Since the date of the most recent financial statements included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus, except as otherwise stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, results of operations, business affairs or business prospects of the Company, Holdings and Holdings’ other subsidiaries (taken as a whole), whether or not arising in the ordinary course of business (a “Material Adverse Effect”); (ii) there have been no transactions entered into by the Company, Holdings or Holdings’ subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company, Holdings or any of Holdings’ other subsidiaries (taken as a whole); and (iii) there has been no dividend or distribution of any kind declared, paid or made by Holdings on any class of its capital stock.

(h)                                 Organization and Good Standing of the Company and the Guarantors.  The Company and each of the Guarantors has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority necessary to own, lease or operate its properties and to conduct its businesses as described in each of the Registration Statement, the Time of Sale Information and the Prospectus and to enter into and perform its obligations under this Agreement, the Indenture and the Securities; and the Company and each of the Guarantors is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(i)                                     Organization and Good Standing of Subsidiaries. Each of the “significant subsidiaries” of Holdings (each “significant subsidiary” (other than the Company) being a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in each of the Registration Statement, the Time of Sale Information and the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; all of the issued and outstanding capital stock of the Company has been, and, except as otherwise disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus, all of the issued and outstanding capital stock of each Subsidiary other than the Company has been, duly authorized and validly issued, is fully paid and non-assessable and is owned by Holdings, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity); none of the outstanding shares of capital stock of the

Company or any Subsidiary was issued in violation of any preemptive or similar rights of any securityholder of the Company or such Subsidiary.

(j)                                    Capitalization.  Holdings has an authorized capitalization as set forth in each of the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Capitalization” and all the outstanding shares of capital stock or other equity interests of each subsidiary of Holdings (including the Company) has been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares and except as otherwise described in each of the Registration Statement, the Time of Sale Information and the Prospectus) and are owned directly or indirectly by Holdings, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party (other than as set forth in the Time of Sale Information and the Prospectus).

(k)                                 Due Authorization.  The Company and each of the Guarantors has the requisite right, power and authority to execute and deliver, to the extent a party thereto, this Agreement, the Securities and the Indenture (including each Guarantee set forth therein) (collectively, the “Transaction Documents”) and to perform their respective obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(l)                                     The Indenture.  The Indenture has been duly authorized, executed and delivered by the Company, the Guarantors and the Trustee and upon effectiveness of the Registration Statement was duly qualified under the Trust Indenture Act.  The Indenture constitutes a valid and legally binding agreement of each of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether the enforceability is considered in a proceeding in equity or at law) (collectively, the “Enforceability Exceptions”).

(m)                             The Securities and the Guarantees.  The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be in the form contemplated by, and entitled to the benefits of, the Indenture; and the Guarantees have been duly authorized by each of the Guarantors and, when the Securities have been duly executed, authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided herein, will be valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(n)                                 Authorization of this Agreement.  This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors.

(o)                                 No Violation or Default.  Neither the Company, Holdings nor any of Holdings’ other subsidiaries is (i) in violation of its charter or by-laws or other constituting or organizational documents; (ii) in default, or, to the knowledge of the Company or any Guarantor, alleged by any other party to be in default, in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company, Holdings or any of Holdings’ other subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company, Holdings or any of Holdings’ other subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(p)                                 No Conflicts.  The execution, delivery and performance by the Company and each Guarantor of the Transaction Documents, to the extent a party thereto, and the consummation of the transactions contemplated by the Transaction Documents (including the issuance and sale of the Securities and the use of proceeds from the sale of the Securities as described in each of the Registration Statement, the Time of Sale Information and the Prospectus) and the compliance by the Company and each Guarantor with their obligations under the Transaction Documents, to the extent a party thereto, do not and will not, (i) whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default, or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, Holdings or any of Holdings’ other subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company, Holdings or any of Holdings’ other subsidiaries is a party or by which the Company, Holdings or any of Holdings’ other subsidiaries is bound, (ii) result in any violation of the provisions of the charter or by-laws or other constituting or organizational documents of the Company, Holdings or any of Holdings’ other subsidiaries, (iii) result in the violation of any law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality, arbitrator or court, domestic or foreign, having jurisdiction over the Company, Holdings or any of Holdings’ other subsidiaries or any of their assets, properties or operations, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, have a Material Adverse Effect.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, Holdings or any of Holdings’ other subsidiaries.

(q)                                 Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or arbitrator or governmental or regulatory authority or agency is necessary or required for the performance by the Company and the Guarantors of their obligations under each of the Transaction Documents in connection with the offering and sale of the Securities and compliance by the Company and the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for the registration of the Securities under the Securities Act, the qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, orders and registrations or qualifications (i) as may be required under applicable state securities laws in connection with the purchase and resale of the Securities by the Underwriters or (ii) which shall have been obtained or made prior to the Closing Date.

(r)                                    Absence of Legal Proceedings.  Except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or any Guarantor, threatened, against or affecting the Company, Holdings or any of Holdings’ other subsidiaries, which, individually or in the aggregate, might reasonably be expected to result in a Material Adverse Effect, or which, individually or in the aggregate, might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or each of the Registration Statement, the Time of Sale Information and the Prospectus, or the performance by the Company and each Guarantor of its obligations hereunder or under the Transaction Documents; and the aggregate of all pending legal or governmental proceedings to which the Company, Holdings or any of Holdings’ other subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, the Time of Sale Information or the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(s)                                   Independent Accountants.  Deloitte & Touche LLP, who have audited the financial statements included in, or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus, are Independent Registered Public Accountants as required by the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(t)                                    Title to Real Property.  The Company, Holdings and Holdings’ other subsidiaries have good and marketable title to all real property owned by each of them, in each case free and clear of all mortgages, pledges, liens, security interests, encumbrances, claims, restrictions and defects and imperfections of title except those that (i) are described in each of the Registration Statement, Prospectus Supplement and Time of Sale Information; (ii) do not, singly or in the aggregate, have a Material Adverse Effect and do not interfere with the use made and proposed to be made of such property by the Company, Holdings and Holdings’ other subsidiaries; all of the leases and subleases material to the business of the Company, Holdings and Holdings’ other subsidiaries considered as one enterprise, and under which the Company, Holdings or any of Holdings’ other subsidiaries holds properties described in each of the Registration Statement, the Time of Sale Information and the Prospectus, are in full force and effect; and none of the Company, Holdings and any of Holdings’ other subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company, Holdings or any of Holdings’ other subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company, Holdings or Holdings’ other subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease.

(u)                                 Title to Intellectual Property.  The Company, Holdings and Holdings’ other subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, except where the failure to own or possess would not, singly or in the aggregate, have a Material Adverse Effect; and neither the Company, Holdings nor any of Holdings’ other subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company, Holdings or any of Holdings’ other subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(v)  Investment Company Act.  None of the Company or the Guarantors is and, upon the sale of the Securities as contemplated herein and in each of the Registration Statement, the Time of Sale Information and the Prospectus and the application of the net proceeds therefrom as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, none of the Company or the Guarantors will be an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(w)                               Taxes.  Each of Holdings and it subsidiaries has timely filed or caused to be filed all Federal and other material tax returns and reports required to have been filed and has paid or caused to be paid all taxes required to have been paid by it, except (i) taxes that are being contested in good faith by appropriate proceedings and for which Holdings and its subsidiaries, as applicable, has set aside on its books adequate reserves or (ii) to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

(x)                                 Licenses and Permits.  The Company, Holdings and Holdings’ other subsidiaries possess all permits, licenses, certificates, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to possess the same would not, individually or in the aggregate, have a Material Adverse Effect; the Company, Holdings and Holdings’ other subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and none of the Company, Holdings and any of Holdings’ other subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(y)                                 No Labor Disputes.  Except as disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus, no labor dispute by or with employees of the Company, Holdings or Holdings’ other subsidiaries exists or, to the knowledge of the Company and Holdings, is imminent, and the Company and Holdings are not aware of any existing or imminent labor disturbance by the employees of any of the Company’s, Holdings’ or any of Holdings’ other subsidiaries’ principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

(z)                                  Compliance with Environmental Laws.  Except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (i) none of the Company, Holdings and Holdings’ other subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, legally binding policy or rule of common law or any judicial or legally binding administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company, Holdings and Holdings’ other subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the knowledge of the Company or any Guarantors, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company, Holdings and Holdings’ other subsidiaries and (iv) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up, or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company, Holdings and Holdings’ other subsidiaries relating to Hazardous Materials or any Environmental Laws.

(aa)                          Disclosure Controls.  The Company and Holdings maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company and Holdings in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s and Holdings’ management as appropriate to allow timely decisions regarding required disclosure.  The Company and Holdings have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(bb)                          Accounting Controls.  The Company and Holdings maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply in all material respects with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) in all material respects, interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus is prepared in accordance with the Commission’s rules and guidelines applicable thereto.  Except as disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus, there are no material weaknesses in the Company’s and Holdings’ internal controls.

(cc)                            Insurance.  The Company, Holdings and Holdings’ other subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company, Holdings and Holdings’ other subsidiaries and their respective businesses; and none of the Company, Holdings and Holdings’ other subsidiaries has (i) received notice from any insurer or agent of such insurer that material capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(dd)                          No Unlawful Payments.  None of the Company, Holdings and Holdings’ other subsidiaries, nor, to the knowledge of the Company and Holdings, any director, officer, agent, employee or other person associated with or acting on behalf of the Company, Holdings and Holdings’ other subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or the Bribery Act 2010 of the United Kingdom; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(ee)                            Compliance with Money Laundering Laws.  The operations of the Company, Holdings and Holdings’ other subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, Holdings and Holdings’ other subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company and the Guarantors, threatened.

(ff)                              No Conflicts with Sanctions Laws.  None of the Company, Holdings and Holdings’ other subsidiaries or, to the knowledge of the Company and the Guarantors, any director, officer, agent, employee or affiliate of the Company, Holdings and Holdings’ other subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury), the United Nations Security Council, the European Union or Her Majesty’s Treasury (collectively, “Sanctions”), nor is the Company, Holdings or any of Holdings’ other subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund any activities of or business with any person, or in any country or territory, that, at the time of such funding is, as a whole, the target of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(gg)                            Solvency.  On and immediately after the Closing Date, the Company and Holdings and its subsidiaries on a consolidated basis (after giving effect to the issuance of the Securities and the other transactions related thereto as described in each of the Registration Statement, the Time of Sale Information and the Prospectus) will be Solvent.  As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company and Holdings and its subsidiaries on a consolidated basis is not less than the total amount required to pay the liabilities of the Company and Holdings and its subsidiaries on a consolidated basis on their total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company and Holdings and its subsidiaries on a consolidated basis are able to realize upon their assets and pay their debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Securities as contemplated by this Agreement, the Registration Statement, the Time of Sale Information and the Prospectus, the Company and Holdings and its subsidiaries on a consolidated basis are not incurring debts or liabilities beyond their ability to pay as such debts and liabilities mature and (iv) the Company and Holdings and its subsidiaries on a consolidated basis are not engaged in any business or transaction, and do not propose to engage in any business or transaction, for which their respective property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged.

(hh)                          Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ii)                                  Statistical and Market Data.  Nothing has come to the attention of the Company and the Guarantors that has caused the Company or the Guarantors to believe that the statistical and market-related data included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(jj)                                Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company or Holdings or any of the Company’s or Holdings’ directors or officers, in their capacities as such, to comply in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(kk)                          Status under the Securities Act.  None of the Company or any of the Guarantors is an ineligible issuer and each is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Securities.

4.                                      Further Agreements of the Company and the Guarantors.  The Company and Guarantors jointly and severally covenant and agree with each Underwriter that:

(a)                                 Required Filings.  The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company or the Guarantors with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representative may reasonably request.  The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b)                                 Delivery of Copies.  The Company will deliver, without charge, (i) to the Representative, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representative may reasonably request.  As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for each of the Company and the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c)                                  Amendments or Supplements; Issuer Free Writing Prospectuses.  Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company and the Guarantors will furnish to the Representative and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representative reasonably objects.

(d)                                 Notice to the Representative.  The Company and Holdings will advise the Representative promptly (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company or the Guarantors of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company or the Guarantors of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company and the Guarantors will use their reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)                                  Time of Sale Information.  If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company and Holdings will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law.

(f)                                   Ongoing Compliance.  If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company and Holdings will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(g)                                  Blue Sky Compliance.  The Company and the Guarantors will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that none of the Company or any Guarantors shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h)                                 Earning Statement.  The Company and Holdings will make generally available to the Company’s security holders and the Representative as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company and Holdings occurring after the “effective date” (as defined in Rule 158) of the Registration Statement; provided that this covenant shall be deemed satisfied if the Company and Holdings (i) are required to file reports pursuant to Section 13 or 15(d) of the Exchange Act and (ii) have filed such reports on Form 10-K, Form 10-Q or Form 8-K or have supplied the Commission copies of the annual report sent to security holders pursuant to Rule 14a-3(c), containing such earning statement or statements.

(i)                                     Clear Market.  During the period from the date hereof through and including the date that is 30 days after the date hereof, the Company and each of the Guarantors will not, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company or any of the Guarantors and having a tenor of more than one year.

(j)                                    Use of Proceeds.  The Company will apply the net proceeds from the sale of the Securities as described in each of the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of proceeds”.

(l)                                     No Stabilization.  Neither the Company nor any of the Guarantors will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(m)                             Record Retention.  The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

5.                                      Certain Agreements of the Underwriters.  Each Underwriter hereby jointly and severally represents and agrees that:

(a)                                 It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).  Notwithstanding the foregoing, the Underwriters may use a term sheet substantially in the form of Annex B hereto without the consent of the Company.

(b)                                 It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

(c)                                  In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), it has not made and will not make an offer of Securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Securities to the public in that Relevant Member State at any time:

•                                          to “qualified investors” as defined in the Prospectus Directive; or

•                                          to fewer than 100 (or, in the case of if the Relevant Member State has implemented the relevant provisions of the 2010 PD Directive, 150) natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive), as permitted in the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

•                                          in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of Securities shall result in a requirement for the publication of a prospectus pursuant to Article 3 of the Prospectus Directive or of a supplement to a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

It (A) has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity, within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”) received by it in connection with the issue or sale of the notes, in circumstances in which Section 21(1) of the FSMA does not apply to the Company or the Guarantors; and (B) has complied with, and will comply with, all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

6.                                      Conditions of Underwriters’ Obligations.  The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company and each of the Guarantors of their respective covenants and other obligations hereunder and to the following additional conditions:

(a)                                 Registration Compliance; No Stop Order.  No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of a Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.

(b)                                 Representations and Warranties.  The representations and warranties of the Company and the Guarantors contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company, the Guarantors and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c)                                  No Downgrade.  Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock of or guaranteed by Holdings or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock of or guaranteed by Holdings or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d)                                 No Material Adverse Change.  No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e)                                  Officer’s Certificate.  The Representative shall have received on and as of the Closing Date a certificate of an executive officer of the Company and of each Guarantor who have specific knowledge of the Company’s or such Guarantor’s financial matters and is satisfactory to the Representative (i) confirming that such officers have carefully reviewed each of the Registration Statement, the Time of Sale Information and the Prospectus and, to the best knowledge of such officers, the representations set forth in Sections 3(b) or 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company and the Guarantors in this Agreement are true and correct and that the Company and the Guarantors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

(f)                                   Comfort Letters.  On the date of this Agreement and on the Closing Date, Deloitte & Touche LLP shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(g)                                  Opinion and 10b-5 Statement of Counsel for the Company and the Guarantors.  Shearman & Sterling LLP, counsel for the Company and the Guarantors, and David E. Barnes, General Counsel and Secretary of the Company, each shall have furnished to the Representative, at the request of the Company and the Guarantors, their written opinion and 10b-5 Statement, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative.

(h)                                 Opinion and 10b-5 Statement of Counsel for the Underwriters.  The Representative shall have received on and as of the Closing Date an opinion and 10b-5 Statement of Cravath, Swaine & Moore LLP, counsel for the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(i)                                     No Legal Impediment to Issuance.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees.

(j)                                    Good Standing.  The Representative shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and the Guarantors in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(k)                                 Additional Documents.  On or prior to the Closing Date, the Company and the Guarantors shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.                                      Indemnification and Contribution.

(a)                                 Indemnification of the Underwriters.  The Company and each of the Guarantors jointly and severally agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company or the Guarantors in writing by such Underwriter through the Representative expressly for use therein.

(b)                                 Indemnification of the Company and the Guarantors.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of the Guarantors, each of their respective directors and their respective officers who signed the Registration Statement and each person, if any, who controls the Company or any of the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company and the Guarantors in writing by such Underwriter through the Representative expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed that the only such information consists of the following: the first through fourth sentence of the third paragraph, the third and fourth sentences of the fifth paragraph and the sixth paragraph under the caption “Underwriting” of the Preliminary Prospectus.

(c)                                  Notice and Procedures.  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b), such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraphs (a) and (b) of this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraphs (a) and (b) of this Section 7.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of counsel related to such proceeding, as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the

Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred.  Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by [•] and any such separate firm for the Company and the Guarantors, their directors, officers who signed the Registration Statement and any control persons of the Company and the Guarantors shall be designated in writing by the Company.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement.  No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)  Contribution.  If the indemnification provided for in paragraphs (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantors on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities.  The relative fault of the Company and the Guarantors on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any Guarantor or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)                                  Limitation on Liability.  The Company, the Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)                                   Non-Exclusive Remedies.  The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8.                                      Effectiveness of Agreement.  This Agreement shall become effective upon  the execution and delivery hereof by the parties hereto.

9.                                      Termination.  This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company or any of the Guarantors shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the reasonable judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

10.                               Defaulting Underwriter.  (a)  If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement.  If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms.  If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes.  As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b)                                 If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)                                  If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters.  Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company or the Guarantors, except that the Company and each of the Guarantors will continue to be liable for the payment of expenses as set forth in Section 11(a) hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d)                                 Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company, the Guarantors or any non-defaulting Underwriter for damages caused by its default.

11.  Payment of Expenses.  (a)  Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and each of the Guarantors jointly and severally agrees to pay or cause to be paid all costs and expenses incident to the performance of their obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of each of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company and the Guarantors’ counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the Financial Industry Regulatory Authority, Inc.; and (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors, except that the Company and the Underwriters shall each pay 50% of the costs of any airplane used for travel in connection with any such “road show” presentation.

(b)                                 If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (iii) other than a termination of this Agreement pursuant to Section 10(c), the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company and each of the Guarantors agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

12.                               Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof.  Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13.                               Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantors and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Guarantors or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Guarantors or the Underwriters.

14.                               Certain Defined Terms.  For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

15.                               Miscellaneous.  (a)  Authority of [•].  Any action by the Underwriters hereunder may be taken by [•] on behalf of the Underwriters, and any such action taken by [•] shall be binding upon the Underwriters.

(b)                                 Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.  Notices to the Underwriters shall be given to the Representative c/o [•].  Notices to the Company and the Guarantors shall be given to them at One Dauch Drive, Detroit, Michigan 48211 (fax: 313-758-3937); Attention: General Counsel, with a copy to Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022 (fax: 646-848-7678), Attention: Lisa Jacobs, Esq.

(c)                                  Governing Law.  This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d)                                 Counterparts.  This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e)                                  Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f)                                   Headings.  The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Remainder of page intentionally left blank]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

AMERICAN AXLE & MANUFACTURING, INC.

By
Title:

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

By
Title:

EACH OF THE SUBSIDIARIES LISTED ON SCHEDULE 2 HERETO

By
Title:

[Signature Page to Underwriting Agreement]

Accepted and agreed to as
of the date first written above:

[•]

For itself and on behalf of the several
Underwriters listed in Schedule 1 hereto.

By:
Authorized Signatory

[Signature Page to Underwriting Agreement]

Schedule 1

Underwriter	Principal Amount

[•]	$	[•]

Total	$	[•]

Schedule 2

Subsidiary Guarantors

AAM International Holdings, Inc.

AccuGear, Inc.

Alpha SPV I, Inc.

Auburn Hills Manufacturing, Inc.

Colfor Manufacturing, Inc.

MSP Industries Corporation

Oxford Forge, Inc.

Annex A

Time of Sale Information

1.                                      The Pricing Term Sheet attached as Annex B hereto.

Annex B

American Axle & Manufacturing, Inc.

Pricing Term Sheet

Filed Pursuant to Rule 433
Registration No. 333-[•]

Registration No. 333-[•]

Dated: [•]

American Axle & Manufacturing, Inc.

Pricing Term Sheet

Issuer:	American Axle & Manufacturing, Inc.
Guaranteed by:	American Axle & Manufacturing Holdings, Inc. and certain subsidiaries
Face:	[•]
Net Proceeds to Issuer Before Expenses:	[•]
Maturity:	[•]
Coupon:	[•]
Price:	[•]
Yield to Maturity:	[•]
Spread to Treasury:	[•]
Benchmark:	[•]
Interest Payment Dates:	[•]
Equity Clawback:	[•]
Redemption Provisions:	[•]
Optional Redemption:	[•]
	On or after:	Price:
	[•]	[•]
	[•]	[•]
	[•]	[•]
Change of Control:	[•]
Trade Date:	[•]
Settlement:	[•]
CUSIP:	[•]
ISIN:	[•]

Annex B

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates and a preliminary prospectus supplement relating to this offering.  Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling [•] toll-free at [•].

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded.  Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.